UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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10x Genomics, Inc.

(Name of Registrant as Specified In Its Charter)

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April 24, 2020

To Stockholders of 10x Genomics, Inc.:

Our 2020 Annual Meeting of Stockholders (“2020 Annual Meeting”) will be held on Monday, June 15, 2020 at 1:30 p.m. PDT. The 2020 Annual Meeting will be conducted exclusively online via a live webcast. You will be able to attend the meeting, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/TXG2020. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. The attached notice and proxy statement describe the formal business to be transacted at the meeting.

Whether or not you attend the virtual 2020 Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via regular mail, online or by telephone. The 2020 Annual Meeting is being held so that stockholders may consider the election of Class I directors and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Our board of directors determined that the matters to be considered at the 2019 Annual Meeting are in the best interests of us and our stockholders. For the reasons set forth in the Proxy Statement, the board of directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the board of directors and the officers and employees of 10x Genomics, Inc., I would like to take this opportunity to thank our stockholders for their continued support.

Sincerely,

Serge Saxonov

Chief Executive Officer and Director

10x Genomics, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that our 2020 Annual Meeting of Stockholders (“2020 Annual Meeting”) will be held virtually via live webcast on the Internet on Monday, June 15, 2020 at 1:30 p.m. PDT for the following purposes:

1.	Election of Class I directors;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These proposals are more fully described in the Proxy Statement following this Notice.

Our board of directors recommends that you vote (i) FOR the election of the respective nominees for Class I directors named in the Proxy Statement to serve as directors of the Company and (ii) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. You will be able to attend the meeting, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/TXG2020.

Our board of directors has fixed the close of business on April 20, 2020 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the 2020 Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the 2020 Annual Meeting.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the 2020 Annual Meeting, we urge you to submit your vote via regular mail, online or via telephone as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. We encourage you to vote by internet or telephone. It is convenient, conserves paper and saves the Company postage and other costs. Returning the proxy does not deprive you of your right to attend the 2020 Annual Meeting and to vote your shares at the 2020 Annual Meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail.

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting to Be Held on June 15, 2020. Our proxy materials, including the Proxy Statement and Annual Report to Stockholders, are being made available on or about April 24, 2020 on our website at https://investors.10xgenomics.com in the SEC Filings section of our Investors web page, as well at the following website: www.proxyvote.com. We are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission.

By order of the board of directors,

Serge Saxonov

Chief Executive Officer and Director

April 24, 2020

Your vote is important. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about April 24, 2020.

10X GENOMICS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 15, 2020

JOBS ACT EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and are therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) December 31, 2024, (ii) the last day of the fiscal year in which our annual gross revenues are $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

IMPORTANT INFORMATION REGARDING DELIVERY OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules regarding how companies must provide proxy materials to their stockholders. These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:

•	the full set delivery option; or

•	the notice only option.

A company may use a single method for all of its stockholders or use full set delivery for some while adopting the notice only option for others. In connection with our 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), we have elected to use the notice only option.

Full Set Delivery Option

Under the full set delivery option, which we have elected NOT to use for the 2020 Annual Meeting, a company delivers all proxy materials to its stockholders by mail as it would have done prior to the change in the rules. In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website. Although we have elected to use the notice only option in connection with the 2020 Annual Meeting, we may choose to use the full set delivery option in the future.

Notice Only Option

Under the notice only option, a company must post all proxy materials on a publicly-accessible website. Instead of delivering proxy materials to its stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Materials.” The notice includes, among other things:

•	information regarding the date and time of the 2020 Annual Meeting of stockholders as well as the items to be considered at the meeting;

•	information regarding the website where the proxy materials are posted; and

•	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

By reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for cost savings as well as conservation of paper products. As stated above, in connection with our 2020 Annual Meeting, we have elected to use the notice only option. Accordingly, you will not receive all proxy materials by mail. These proxy materials include the Notice of 2020 Annual Meeting of Stockholders, proxy statement, proxy card and our Annual Report on Form 10-K, which are available at www.proxyvote.com. If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days and by first class mail.

ABOUT THE MEETING

Our 2020 Annual Meeting will be held on Monday, June 15, 2020, at 1:30 p.m. PDT. This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the 2020 Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/TXG2020. In order to vote or submit a question during the 2020 Annual Meeting, you will need to follow the instructions posted at www.proxyvote.com and will need the control number included on your Notice or proxy card. If you do not have a control number, you will be able to listen to the meeting only. You will not be able to vote or submit your questions during the meeting.

Why am I receiving these materials?

Our board of directors is providing these proxy materials to you in connection with the solicitation by our board of directors of proxies for use at our 2020 Annual Meeting, which will take place on June 15, 2020. Stockholders are invited to attend the 2020 Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

All stockholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 27, 2020. The Notice includes information on how to access the proxy materials, how to submit your vote over the Internet, by phone or how to request a paper copy of the proxy materials. This Proxy Statement and the Annual Report are available at www.proxyvote.com.

What is the purpose of the 2020 Annual Meeting?

At our 2020 Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of 1) the election of Class I directors; 2) ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and 3) any other matters that properly come before the meeting.

Who is entitled to vote at the 2020 Annual Meeting?

Only holders of our common stock as of the close of business on April 20, 2020, the record date, are entitled to receive notice of and to vote at the 2020 Annual Meeting. In deciding all matters at the 2020 Annual Meeting, each stockholder will be entitled to one vote for each share of our Class A common stock and ten votes for each share of our Class B common stock owned as of the record date. We do not have cumulative voting rights for the election of directors. As of the record date, there were 56,306,412 shares of our Class A common stock and 41,995,417 shares of our Class B common stock outstanding and entitled to vote. We do not have any outstanding shares of preferred stock. A list of stockholders entitled to vote at the meeting will be available for examination during the meeting to any stockholder for any purpose germane to the meeting.

What constitutes a quorum?

The presence at the meeting or representation by proxy of the holders of common stock representing a majority of the voting power of the issued and outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business.

What vote is required to approve each item?

For purposes of electing directors at the 2020 Annual Meeting, the nominees receiving the support of holders representing the greatest numbers of the voting power of the shares of stock present or represented by proxy and entitled to vote shall be elected as Class I directors. The affirmative vote of holders of a majority of the voting power of the shares of stock present or represented by proxy and entitled to vote is required for the ratification of the appointment of Ernst & Young LLP and approval of any other matter that may be submitted to a vote of our stockholders.

The inspector of election for the 2020 Annual Meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. Broker non-votes will not be counted as votes cast “for” or votes “withheld” for the election of directors. On other matters submitted for a vote, broker non-votes will not be considered in tallying votes cast, and abstentions will be treated as a vote “against.” If less than a majority of the combined voting power of the outstanding shares of common stock is represented at the 2020 Annual Meeting, a majority of the shares so represented may adjourn the 2020 Annual Meeting from time to time without further notice.

What are the Board of Directors’ recommendations?

As more fully discussed under the section titled “Matters to Come Before the 2020 Annual Meeting,” our board of directors recommends a vote FOR the election of the respective nominees for the Class I directors named in this proxy statement and FOR the ratification of the appointment of Ernst & Young LLP.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) FOR the election of the respective nominees for director named in this proxy statement; (2) FOR the ratification of the appointment of Ernst & Young LLP; and (3) in accordance with the recommendation of our board of directors, FOR or AGAINST all other matters as may properly come before the 2020 Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

You may vote by following the instructions set forth in the Notice or on your proxy card or, if you are a street name holder (that is, if you hold your shares through a bank, broker or other holder of record), you must vote in accordance with the voting instruction form provided by your bank, broker or other holder of record. You may access the Notice, proxy materials and our annual report to stockholders at www.proxyvote.com. If you are a street name holder, the availability of telephone or internet voting will depend upon your bank’s, broker’s or other holder of record’s voting process.

Can I change my vote after I return my proxy card?

Yes. The giving of a proxy does not eliminate the right to vote at the 2020 Annual Meeting should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, by voting at the 2020 Annual Meeting, by filing a written revocation or duly executed proxy bearing a later date with our Secretary at our headquarters.

Who pays for costs relating to the proxy materials and annual meeting of stockholders?

The costs of preparing, assembling and mailing the proxy materials, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing. The costs of holding the 2020 Annual Meeting will also be borne by us.

What does it mean if I received more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within 10x Genomics, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our annual report to stockholders and this proxy statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

10x Genomics, Inc.

Attn: Secretary

6230 Stoneridge Mall Road

Pleasanton, CA 94588

(925) 401-7300

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the 2020 Annual Meeting?

Preliminary voting results will be announced at the 2020 Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the 2020 Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of an offering. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Sri Kosaraju, Mathai Mammen, Kimberly Popovits, Bryan Roberts, John Stuelpnagel and Shehnaaz Suliman, representing six of our eight directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” There are no family relationships among any of our executive officers or directors.

Section 301.3 of the California Corporations Code

Because our principal executive office is located in California, we must comply with Section 301.3 of the California Corporations Code which provides that a publicly held corporation, as defined in Section 301.3, that has its principal executive offices in California must have at least one female director by the close of 2019, and may be required to have as many as three female directors by the close of 2021, depending on the authorized number of directors. Failure to comply with Section 301.3 can lead to the imposition of fines. We were in compliance with Section 301.3 for 2019.

Board of Directors Leadership Structure

Our board of directors is currently chaired by John Stuelpnagel. As a general policy, our board of directors believes that separation of the positions of chairman of our board of directors and Chief Executive Officer and President reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole. As such, Serge Saxonov serves as our Chief Executive Officer and Benjamin Hindson serves as our President while John Stuelpnagel serves as the chairman of our board of directors but is not an officer. We currently expect and intend the positions of chairman of our board of directors and Chief Executive Officer and President to continue to be held by separate individuals in the future.

Role of Board of Directors in Risk Oversight

Our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including litigation risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our board of directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through discussions from committee members about such risks. Our board of directors believes its administration of its risk oversight function has not negatively affected the board of directors’ leadership structure.

Board of Directors and Committee Meetings

During 2019, our board of directors held five meetings (including regularly scheduled and special meetings) and acted by written consent on six occasions, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. It is the policy of our board of directors to regularly have separate meeting times for independent directors without management. Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

Board of Directors Committees

Our board of directors has three standing committees: the audit committee; the compensation committee; and the nominating and corporate governance committee. Each committee is governed by a charter which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://investors.10xgenomics.com/ in the “Governance” section of our Investors webpage. We intend to post any amendments to the charters for each committee on the same website. We believe that the composition of these committees meets the applicable criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the Nasdaq rules and SEC rules and regulations. We intend to continue to comply with Nasdaq requirements with respect to committee composition of independent directors. Each committee has the composition and responsibilities described below.

Audit Committee

The members of our audit committee are Mr. Kosaraju and Drs. Roberts and Stuelpnagel. Mr. Kosaraju is the chairperson of our audit committee. The composition of our audit committee meets the requirements for independence under the current Nasdaq listing rules and Rule 10A-3 of the Exchange Act. Each member of our audit committee is financially literate and a person with “appropriate accounting or related financial management expertise” under Rule 3.10(2) and 3.21 of the Nasdaq listing rules. In addition, our board of directors has determined that Mr. Kosaraju is an “audit committee financial expert” within the meaning of the SEC rules. This designation does not impose on such directors any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our board of directors. During 2019, our audit committee held two meetings. Our audit committee is directly responsible for, among other things:

•	appointing, retaining, compensating and overseeing the work of our independent registered public accounting firm;

•	assessing the independence and performance of the independent registered public accounting firm;

•	reviewing with our independent registered public accounting firm the scope and results of the firm’s annual audit of our financial statements;

•

overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we will file with the SEC;

•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	reviewing policies and practices related to risk assessment and management;

•	reviewing our accounting and financial reporting policies and practices and accounting controls, as well as compliance with legal and regulatory requirements;

•	reviewing, overseeing, approving or disapproving any related-person transactions;

•

reviewing with our management the scope and results of management’s evaluation of our disclosure controls and procedures and management’s assessment of our internal control over financial reporting, including the related certifications to be included in the periodic reports we will file with the SEC; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters, or other ethics or compliance issues.

Compensation Committee

The members of our compensation committee are Drs. Roberts and Stuelpnagel. Dr. Stuelpnagel is the chairperson of our compensation committee. Each of Drs. Roberts and Stuelpnagel is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act and meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. During 2019, our compensation committee held five meetings and acted by written consent once. To date, our compensation committee has not engaged an independent compensation consultant. Our compensation committee is responsible for, among other things:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•	acting as an administrator of our equity incentive plans;

•	reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and

•	establishing and reviewing general policies relating to compensation and benefits of our employees.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Drs. Mammen and Suliman. Dr. Suliman is the chairperson of our nominating and corporate governance committee. During 2019, our nominating and corporate governance committee did not hold any meetings. Our nominating and corporate governance committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our board of directors, including the consideration of nominees submitted by stockholders, and to each of the board’s committees;

•	reviewing and recommending our Corporate Governance Guidelines and policies;

•	reviewing proposed waivers of our Code of Business Conduct and Ethics for directors and executive officers;

•

overseeing and setting compensation for our directors, including approval of performance-based compensation by reference to corporate goals and objectives resolved by the board of directors from time to time;

•	overseeing the process of evaluating the performance of our board of directors; and

•	assisting our board of directors on corporate governance matters.

It is the policy of the nominating and corporate governance committee of our board of directors to consider recommendations for candidates to our board of directors from stockholders. The nominating and corporate governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the nominating and corporate governance committee from other sources. The nominating and corporate governance committee may propose to our board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to our board of directors. In the future, the nominating and corporate governance committee may pay fees to third parties to assist in identifying or evaluating director candidates.

The nominating and corporate governance committee seeks to identify as candidates for director persons with a reputation for and record of integrity and good business judgment. The nominating and corporate governance committee considers the nature of the expertise and experience required for the performance of the duties of a director of the Company, and such matters as the candidate’s relevant business and industry experience, professional background, age, current employment, community service and other board service.

In addition, the nominating and corporate governance committee shall take into account all factors it considers appropriate in recommending candidates for election to the board of directors, which may include:

•	The current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors.

•

Such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. The nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

•	Other factors that the nominating and corporate governance committee deems appropriate.

The nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on our board of directors:

•	The highest personal and professional ethics and integrity.

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Skills that are complementary to those of the existing board of directors.

•	The ability to assist and support management and make significant contributions to the Company’s success.

•

An understanding of the fiduciary responsibilities that is required of a member of our board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

•

If the nominating and corporate governance committee determines that an additional or replacement director is required, the nominating and corporate governance committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, our board of directors or management.

Stockholder Recommendations for Nominations to the Board of Directors

A stockholder that wants to recommend a candidate for election to the board of directors should direct the recommendation in writing by letter to 10x Genomics, Inc., attention of the Secretary, at 6230 Stoneridge Mall Road, Pleasanton, California 94588. The recommendation should include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and 10x Genomics, Inc. and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, as well as personal references.

A stockholder that instead desires to nominate a person directly for election to the board of directors at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in Section 2.03 of our amended and restated bylaws and the rules and regulations of the Securities and Exchange Commission. Section 2.03 of our amended and restated bylaws requires that a stockholder who seeks to nominate a candidate for director must provide a written notice to the Secretary of the Company not later than the close of business on the ninetieth (90th) day and not earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting and the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. That notice must state the information required by Section 2.03 of our amended and restated bylaws, and otherwise must comply with applicable federal and state law. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. The Secretary of the Company will provide a copy of the bylaws upon request in writing from a stockholder. “Public announcement” shall mean disclosure (a) in a press release released by us, provided that such press release is released by us following our customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by us with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

Stockholders also have the right under our bylaws to propose director candidates for consideration by the committee or our board of directors and also directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth in the section of this proxy statement titled “Stockholder Proposals For 2021 Annual Meeting.”

Compensation Committee Interlocks and Insider Participation

During 2019, Drs. Roberts and Stuelpnagel served on our compensation committee. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our website at https://investors.10xgenomics.com/ in the “Governance” section of our Investors webpage. We intend to post any amendments to our Corporate Governance Guidelines or Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website.

Communications with the Board of Directors

Our board of directors believes that management speaks for 10x Genomics, Inc. Individual board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that board members would do this with knowledge of management and, in most instances, only at the request of management.

In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Secretary, at 6230 Stoneridge Mall Road, Pleasanton, California 94588. Our Secretary monitors these communications and will provide a summary of all received messages to the board of directors at each regularly scheduled meeting of the board of directors. Our board of directors generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate.

Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by the Company’s nominating and corporate governance committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act or (c) communications to the audit committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.

DIRECTOR COMPENSATION

The following table provides information regarding compensation earned during the fiscal year ended December 31, 2019 by each non-employee director for his or her service on the board of directors and any committee(s). Our employee directors receive no additional compensation for serving on our board of directors. The compensation paid to Dr. Saxonov for serving as our Chief Executive Officer and Dr. Hindson for serving as our President and Chief Scientific Officer is set forth in the Summary Compensation Table in the Executive Compensation section below.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Option Awards ($)(3)	Total ($)
Paul A. Conley	11,250	770,363	781,613
Sri Kosaraju	18,261	1,615,435	1,633,696
Michelle Lee	—	1,618,526	1,618,536
Mathai Mammen	13,696	—	13,696
Bryan E. Roberts	17,500	770,363	787,863
John R. Stuelpnagel	31,957	—	31,957
Shehnaaz Suliman	15,217	1,530,737	1,545,954

(1)

Ms. Lee resigned from our board of directors in August 2019 due to her acceptance of a position with a company that prohibits her from serving on the board of directors of another company. Dr. Conley resigned from our board of directors in December 2019 due to time commitments and a personal decision to pursue other business opportunities. Kimberly J. Popovits was appointed to our board of directors in March 2020 and did not receive any compensation in 2019 for service on our board of directors.

(2)	The fees paid to non-employee directors are described below under the heading “Non-Employee Director Compensation Policy.”
(3)

The amounts shown represent the grant date fair value of stock options to purchase shares of our Class A common stock granted to our non-employee directors in fiscal year 2019, as computed in accordance with FASB ASC Topic 718. We did not grant stock options to Drs. Mammen and Stuelpnagel in fiscal year 2019. For a discussion of valuation assumptions used to determine the grant date fair value of the stock options granted to our non-employee directors in fiscal year 2019, see Note 9 of Notes to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2019. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value upon exercise will approximate the fair value as computed in accordance with FASB ASC Topic 718. As of December 31, 2019, the aggregate number of outstanding stock options to purchase shares of our Class A common stock held by each of our non-employee directors who served during fiscal year 2019 included: Dr. Conley, 3,333; Mr. Kosaraju, 119,167; Dr. Lee, 0; Dr. Mammen, 200,000; Dr. Roberts, 40,000; Dr. Stuelpnagel, 0; and Dr. Suliman, 100,000.

Non-Employee Director Compensation Policy

Prior to our initial public offering, which was completed in September 2019, we did not have a formal director compensation policy and did not pay our non-employee directors compensation for their services as a director, other than reimbursing them for reasonable, out-of-pocket travel expenses incurred while attending meetings of our board of directors or occasionally granting an equity award to certain of our non-employee directors upon their initial appointment to our board of directors. In connection with our initial public offering, each of Drs. Conley and Roberts received a grant of nonqualified stock options to purchase 40,000 shares of Class A common stock at an exercise price of $39.00 per share. Following the completion of our initial public offering in September 2019, each of our non-employee directors is entitled to annual compensation in accordance with the following non-employee director compensation policy:

•	an annual cash retainer of $40,000, payable quarterly in arrears on a prorated basis;

•

the non-employee director serving as chair of our board of directors and each non-employee director serving as a member or chair, as applicable, of the following committees of our board of directors receive the following additional annual retainers, each of which is also payable quarterly in arrears on a prorated basis:

•	Chair of the Board of Directors: $40,000

•	Audit Committee Chair: $20,000

•	Audit Committee Member: $10,000

•	Compensation Committee Chair: $15,000

•	Compensation Committee Member: $7,500

•	Nominating and Corporate Governance Chair: $10,000

•	Nominating and Corporate Governance Member: $5,000;

•

upon becoming a member of our board of directors, a one-time grant of options having a grant date fair value equal to $400,000 (with the number of options to be granted calculated using the Black-Scholes method or a similar established formula) and an exercise price per share equal to the fair market value (as defined in our 2019 Omnibus Incentive Plan) of a share of Class A common stock on the date of grant, which vests as to one-third of such grant on the first anniversary of the date of grant and thereafter in equal monthly installments for the following two years, subject to the non-employee director continuing in service though each such vesting date; and

•

an annual grant of options having a grant date fair market value equal to $200,000 (with the number of options to be granted calculated using the Black-Scholes method or a similar established formula) and an exercise price per share equal to the fair value of a share of Class A common stock on the date of grant, to be granted on the date of our annual meeting of stockholders and which vests monthly over the 12 month period following the date of grant, subject to the non-employee director continuing in service through each such vesting date.

In each case, the options granted will vest in full upon the occurrence of a change in control.

Our directors are not paid any fees for attending meetings. However, our directors are eligible for reimbursement for travel and lodging expenses associated with attendance at board or committee meetings.

MATTERS TO COME BEFORE THE 2020 ANNUAL MEETING

PROPOSAL ONE:

Election of Directors

Board of Directors Composition

Our board of directors currently consists of eight members, with staggered three-year terms, pursuant to our amended and restated certificate of incorporation and amended and restated bylaws. Directors in Class I stand for election at the 2020 Annual Meeting. The terms of office of directors in Class II and Class III expire at our Annual Meetings of Stockholders to be held in 2021 and 2022, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the Class I nominees named below and currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at our 2023 Annual Meeting of Stockholders, or until such director’s successor is duly elected and qualified, or until his earlier death, resignation, disqualification or removal.

Name	Age	Position
Serge Saxonov	43	Chief Executive Officer, Director and Director Nominee
Benjamin J. Hindson	45	Chief Scientific Officer, President, Director and Director Nominee
John R. Stuelpnagel(1)(2)	62	Chairman of our Board of Directors and Director Nominee
Sri Kosaraju(1)	42	Director
Mathai Mammen(3)	52	Director
Kimberly J. Popovits	61	Director
Bryan E. Roberts(1)(2)	53	Director
Shehnaaz Suliman(3)	48	Director

(1)	Member of our audit committee.
(2)	Member of our compensation committee.
(3)	Member of our nominating and corporate governance committee.

Nominees

Serge Saxonov, Ph.D. co-founded 10x Genomics and has served as our Chief Executive Officer and on our board of directors since July 2012. Dr. Saxonov also served as our President from July 2012 until October 2012. Prior to co-founding our company, Dr. Saxonov was Vice President of Applications at QuantaLife, a privately-held life sciences company that developed and commercialized a droplet digital polymerase chain reaction platform, from May 2010 to April 2012. Dr. Saxonov was Founding Architect and Director of research and development at 23andMe, a privately held personal genomics and biotechnology company, from June 2006 until May 2010. Dr. Saxonov received a Ph.D. in biomedical informatics from Stanford University and an A.B. in applied mathematics from Harvard College.

We believe that Dr. Saxonov is qualified to serve on our board of directors because of his experience as our co-founder and Chief Executive Officer, industry knowledge, previous experience and extensive academic training.

Benjamin J. Hindson, Ph.D. co-founded 10x Genomics in July 2012, has served as our Chief Scientific Officer and President since October 2012 and has served on our board of directors since July 2012. Dr. Hindson served as our President of Technology and Treasurer from July 2012 until October 2012 and as our Secretary from October 2012 until April 2014. Prior to co-founding our company, Dr. Hindson was Co-founder and Chief Scientific Officer of QuantaLife from August 2008 until its sale to Bio-Rad Laboratories in October 2011. From 2002 to 2008, Dr. Hindson served in various positions at Lawrence Livermore National Laboratory in the Chemical and Biological Weapons Non-proliferation Program. Dr. Hindson earned his B.Sc. in Chemistry and his Ph.D. in Chemistry from Deakin University, Australia.

We believe that Dr. Hindson is qualified to serve on our board of directors because of his experience as our co-founder, President and Chief Scientific Officer, industry knowledge, previous experience and extensive academic training.

John R. Stuelpnagel, D.V.M. has been Chairman of our board of directors since August 2013. In addition, Dr. Stuelpnagel co-founded and was Executive Chairman of Ariosa Diagnostics from October 2009 to January 2015 when that company was sold to Roche. He was also the Chairman of Sequenta from November 2010 to January 2015 when that company was merged with Adaptive Biotechnologies where he continued as a member of their board of directors from January 2015 to November 2017. Dr. Stuelpnagel has served as the Chairman of Fabric Genomics since August 2009, the Chairman of Inscripta since April 2017, the Chairman of Element Biosciences since September 2017, and a member of the board of directors for Encoded Therapeutics since May 2017. Previously, Dr. Stuelpnagel co-founded Illumina in 1998 where he worked until March 2009. Prior to Illumina, Dr. Stuelpnagel was an associate at CW Group from 1997 to 1998. Dr. Stuelpnagel received his B.S. in Biochemistry and his Doctorate in Veterinary Medicine from the University of California, Davis and his M.B.A. from the University of California, Los Angeles.

We believe that Dr. Stuelpnagel is qualified to serve on our board of directors because of his experience as a co-founder of life sciences and pharmaceutical companies, previous and current experience serving as a director and executive officer of other life sciences companies and his extensive experience in business.

Continuing Directors

Sri Kosaraju has served on our board of directors since April 2019. Mr. Kosaraju has served as President of Penumbra since August 2019. At Penumbra, Mr. Kosaraju previously served as Chief Financial Officer from May 2015 to November 2019 and as Head of Strategy from May 2015 to August 2019. Prior to joining Penumbra, he worked in investment banking for J.P. Morgan Securities LLC from 1999 to May 2015, where he held a variety of positions with successively greater responsibility, most recently Managing Director of Equity Capital Markets, Head of Healthcare Equity Capital Markets and co-Head of Technology, Media, Telecom Equity Capital Markets. Prior to entering J.P. Morgan’s equity capital markets group in 2006, Mr. Kosaraju served in various practice groups at J.P. Morgan, including Equity Derivatives from 2003 to 2006 and Technology, Media, Telecom Investment Banking Coverage from 1999 to 2003. He received a B.S. from Massachusetts Institute of Technology in 1999.

We believe that Mr. Kosaraju is qualified to serve on our board of directors because of his experiences in finance and the healthcare sector, including serving as an executive at a public healthcare technology company.

Mathai Mammen, M.D., Ph.D. has served on our board of directors since August 2017. Dr. Mammen currently serves as global head, research and development at the Janssen Pharmaceutical Companies of Johnson & Johnson. Prior to joining Janssen Pharmaceutical Companies in June 2017, Dr. Mammen was Senior Vice President at Merck Research Laboratories from March 2016 to June 2017. Prior to Merck, Dr. Mammen led research and development at Theravance, a company he co-founded in 1997 until March 2016. In 2014, he and the Theravance Leadership Team separated Theravance into two publicly traded companies: Innoviva and Theravance Biopharma. Dr. Mammen received his M.D. from Harvard Medical School/Massachusetts Institute of Technology (HST program) and his Ph.D. in Chemistry from Harvard University’s Department of Chemistry. He received his B.Sc. in Chemistry and Biochemistry from Dalhousie University in Halifax, Nova Scotia.

We believe Dr. Mammen is qualified to serve on our board of directors because of his significant academic training and current and previous experience serving as a director and co-founder of another life sciences company, as well as his operating experience with several life sciences companies.

Kimberly J. Popovits has served on our board of directors since March 2020. She served as President and Chief Executive Officer of Genomic Health, Inc., a healthcare company, from January 2009, and as Chairman of the Board of Genomic Health, Inc. from March 2012, until the acquisition of Genomic Health, Inc. by Exact Sciences Corporation in November 2019. Ms. Popovits previously served as President and Chief Operating Officer of Genomic Health from February 2002 to January 2009. From November 1987 to February 2002, Ms. Popovits served in various roles at Genentech, Inc., most recently serving as Senior Vice President,

Marketing and Sales from February 2001 to February 2002, and as Vice President, Sales from October 1994 to February 2001. Prior to joining Genentech, Ms. Popovits served as Division Manager, Southeast Region, for American Critical Care, a Division of American Hospital Supply, a supplier of healthcare products to hospitals. Ms. Popovits has served on the board of directors of Kiniksa Pharmaceuticals, Ltd. since February 2018 and the board of directors of MyoKardia, Inc. since March 2017, and previously served on the board of directors of ZS Pharma Inc. She holds a B.A. in Business from Michigan State University.

We believe that Ms. Popovits is qualified to serve on our board of directors because of her senior management experience in healthcare and biotechnology and her many years of experience with commercial strategy and capability building.

Bryan E. Roberts, Ph.D. has served on our board of directors since November 2013. Dr. Roberts joined Venrock, a venture capital firm, in 1997, where he currently serves as a Partner. Dr. Roberts currently serves as the Chairman of the board of directors of Castlight Health, which he co-founded, as well as a director on the boards of several private companies. Dr. Roberts previously served on the board of directors of athenahealth from 1999 to 2009, XenoPort from 2000 to 2007, Sirna Therapeutics from 2003 to 2007, Vitae Pharmaceuticals from 2001 to 2016, Zeltiq Aesthetics from 2008 to 2016, Ironwood Pharmaceuticals from 2001 to 2016, Hua Medicine from 2010 to 2018 and Achaogen from 2004 to 2019. From 1989 to 1992, Dr. Roberts worked in the corporate finance department of Kidder, Peabody & Co., a brokerage company. Dr. Roberts received a B.A. in Chemistry from Dartmouth College and a Ph.D. in Chemistry and Chemical Biology from Harvard University.

We believe that Dr. Roberts is qualified to serve on our board of directors because of his experiences with facilitating the growth of health care, health care IT and biotechnology companies.

Shehnaaz Suliman, M.D., M.Phil., M.B.A. has served on our board or directors since August 2019. In addition, Dr. Suliman has served on the board of directors for Ultragenyx Pharmaceutical Inc. since January 2019. She has served as President and Chief Executive Officer of Alector, Inc. since December 2019. Dr. Suliman served as Senior Vice President, Corporate Development and Strategy of Theravance Biopharma, Inc, from July 2017 to March 2019. Prior to her position at Theravance, Dr. Suliman worked for Roche and Genentech, Inc., as Group Leader and Project Team Leader in the R&D Portfolio Management and Operations Group at Genentech from September 2010 to May 2015 and then as Vice President and Global Therapeutic Area Head, Roche Partnering from June 2015 to July 2017. Prior to Genentech, Dr. Suliman held various management roles of increasing responsibility at Gilead Sciences, Inc., between January 2005 and September 2010. Prior to Gilead, Dr. Suliman was an investment banker with Lehman Brothers and Petkevich & Partners. She has previously served as a member of the board of directors of Parvus Therapeutics, Inc., a private biopharmaceutical company from October 2017 to July 2019. Dr. Suliman received her M.D. (MB, ChB) at the University of Cape Town Medical School, South Africa, and holds an M.B.A, with distinction, and M.Phil. in Development Studies degrees from Oxford University, where she was a Rhodes Scholar.

We believe that Dr. Suliman is qualified to serve on our board of directors due to her extensive operational experience with global biopharmaceutical and life sciences companies, and particularly her expertise in business development and corporate strategy.

Vote Required

The election of Class I directors requires a plurality vote of the voting power of the shares of our common stock present or represented by proxy at the 2020 Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal. Abstentions will have the effect of a vote AGAINST the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE

PROPOSAL TWO:

Ratification of Independent Registered Public Accounting Firm

Our audit committee has appointed Ernst & Young LLP, as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2020. Ernst & Young LLP has served as our independent registered public accounting firm since 2015.

Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present or by proxy at the 2020 Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee and the audit committee may reconsider whether it should appoint another independent registered public accounting firm. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2020 if our audit committee believes that such a change would be in the best interests of the Company and its stockholders.

We expect that representatives of Ernst & Young LLP will attend the 2020 Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2019 and 2018.

	2018	2019
Audit Fees (1)	$703,263	$3,150,917
Audit-Related Fees (2)	$—	$—
Tax Fees (3)	$—	$90,326
All Other Fees (4)	$—	$2,000

	$703,263	$3,243,243

(1)

Audit Fees include billed and unbilled fees for the audit of our consolidated financial statements included in our annual report on Form 10-K and registration statement on Form S-1, the review of the unaudited interim financial statements included in our quarterly report on Form 10-Q, other professional services related to our initial public offering, various accounting consultations and statutory audit services for certain of our foreign subsidiaries.

(2)

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees. There were no Audit-Related Fees incurred in 2019 or 2018.

(3)	Tax Fees include fees in connection with tax consulting and compliance services.
(4)

All Other Fees relate to other products and professional services provided by Ernst & Young LLP and include a subscription fee to Ernst & Young LLP’s Atlas Accounting tool incurred in 2019. There were no Other Fees incurred in 2018.

Auditor Independence

In 2019, there were no other professional services provided by Ernst & Young LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Ernst & Young LLP for our fiscal years ended December 31, 2019 and 2018 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the voting power of the shares of our common stock present or represented by proxy at the 2020 Annual Meeting and entitled to vote thereon. Broker non-votes will not be considered in tallying votes cast. Abstentions will have the effect of a vote AGAINST the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM UNDER PROPOSAL TWO

AUDIT COMMITTEE REPORT

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”) designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the audit committee of our board of directors submits the report below. The material in this report is not “soliciting material,” is not be deemed “filed” with the SEC, and is not to be incorporated by reference into any filing made by 10x Genomics, Inc. (the “Company”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates it by reference in such filing.

Audit Committee Report to Stockholders

The audit committee of the board of directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The audit committee is composed of three directors, each of whom is independent as defined under the rules of the Nasdaq Global Select Market. Our board of directors has determined that each member of the audit committee is independent and that Mr. Kosaraju qualifies as an “audit committee financial expert” under the SEC rules. The audit committee operates under a written charter approved by the board of directors and held two meetings in fiscal year 2019. A copy of the charter is available on the Company’s website at https://investors.10xgenomics.com/ in the “Governance” section of the Investors webpage.

Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with Public Company Accounting Oversight Board (“PCAOB”) standards and to issue reports thereon. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the audit committee met with management and Ernst & Young LLP to review and discuss the December 31, 2019 audited financial statements. The audit committee also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the audit committee received the written disclosures from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and the audit committee has discussed with Ernst & Young LLP its independence from the Company and its management.

Based on the audit committee’s discussions with management and Ernst & Young LLP, and the audit committee’s review of the representations of management and Ernst & Young LLP, the audit committee recommended that the board of directors include the audited financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2019 filed with the SEC.

The audit committee also has appointed, subject to stockholder ratification, Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

Respectfully submitted,

THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF 10X GENOMICS, INC.

Sri Kosaraju, Chairman

Bryan E. Roberts

John R. Stuelpnagel

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers and their respective ages as of March 31, 2020. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Serge Saxonov	43	Chief Executive Officer and Director
Benjamin J. Hindson	45	Chief Scientific Officer, President and Director
Bradford J. Crutchfield	57	Chief Commercial Officer
Justin J. McAnear	44	Chief Financial Officer
Jean M. Philibert	60	Chief People Officer
Eric S. Whitaker	53	General Counsel

For the biographies of Drs. Hindson and Saxonov, see “Matters to Come Before the 2020 Annual Meeting—Proposal One—Election of Directors—Nominees.”

Bradford J. Crutchfield has served as our Chief Commercial Officer since February 2017. From June 2015 to February 2017, Mr. Crutchfield served as Qiagen’s senior vice president, life sciences business area. Prior to that, from October 2014 to April 2015, Mr. Crutchfield served as vice president and general manager, Europe, Middle East & Africa, for Illumina. From 1985 to 2014, Mr. Crutchfield held positions with Bio-Rad Laboratories including executive vice president and president of the Life Science Group. From June 2013 until October 2014, he was a director of Nanostring Technologies. Mr. Crutchfield holds a B.S. in Physiology from the University of California, Davis.

Justin J. McAnear has served as our Chief Financial Officer since October 2018. From August 2015 to October 2018, Mr. McAnear was the Vice President of Worldwide Finance and Operations at Tesla. From September 2013 to August 2015, Mr. McAnear served as a Finance Director at Apple in Corporate FP&A and Worldwide Operations and from February 2011 to September 2013, Mr. McAnear served as a Senior Finance Manager in Worldwide Operations. Mr. McAnear began his corporate finance career at Johnson & Johnson in August 2006 and left in February 2011. Mr. McAnear served over nine years in the U.S. Navy as an aviator and is a graduate of the U.S. Naval Academy in Annapolis, MD, where he earned his B.S. degree in Systems Engineering. He also holds an M.B.A. in Finance from the University of San Diego.

Jean M. Philibert has served as our Chief People Officer since April 2018. From January 2016 until March 2018, Ms. Philibert served as Senior Vice President of Human Resources at Analog Devices. From December 2014 to December 2015, Ms. Philibert served as the Chief People Officer at KIXEYE. In 1999, Ms. Philibert joined EMC and served as a Senior Director of Human Resources until November 2014. She earned a M.S. in Industrial Relations and Human Resources from Loyola University and a B.A. in French and Art History from the University of Iowa.

Eric S. Whitaker has served as our General Counsel since July 2017. Prior to joining our company, Mr. Whitaker served as the Chief Legal Officer of Nutanix from September 2014 to May 2017, the Chief Legal Officer of SanDisk from January 2013 to September 2014, and General Counsel of Tesla from October 2010 to November 2012. Prior to these roles, Mr. Whitaker served as General Counsel for a number of technology companies since 1999. Mr. Whitaker also worked as an attorney at Latham & Watkins LLP. Mr. Whitaker holds a J.D. from Stanford Law School and a B.A. in Politics from Princeton University.

EXECUTIVE COMPENSATION

As an “emerging growth company” as defined in the JOBS Act, we have opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the under the Securities Act of 1933, as amended, (the “Securities Act”), which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. The following Summary Compensation Table summarizes the total compensation of our named executive officers (“NEOs”) for all services rendered to the Company in all capacities for the fiscal years ending December 31, 2019 and 2018, except that we do not show fiscal year 2018 compensation for Dr. Hindson as he was not an NEO for the fiscal year ending December 31, 2018. As an “emerging growth company,” we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Serge Saxonov	2019	393,750	—	1,811,712	157,500	—	2,362,962
Chief Executive Officer	2018	365,833	—	601,010	117,432	—	1,084,275
Justin J. McAnear	2019	325,000	18,688	248,561	56,062	—	648,311
Chief Financial Officer	2018	71,737	—	1,455,118	—	—	1,526,855
Benjamin J. Hindson	2019	342,750	24,635	1,242,677	59,124	—	1,669,186
President and Chief Scientific Officer
Eric S. Whitaker	2019	334,902	24,071	1,056,276	57,771	—	1,473,020
General Counsel	2018	316,340	21,748	480,845	55,850	—	874,783

(1)

The amounts shown represent the base salaries earned by our NEOs in fiscal years 2018 and 2019. The 2019 amounts for each of Drs. Saxonov and Hindson and Messrs. McAnear and Whitaker reflect the increase in their annual base salaries to $400,000 effective April 1, 2019, $350,000 effective April 1, 2019, $330,000 effective April 1, 2019 and $340,000 effective April 1, 2019, respectively.

(2)

The 2019 amounts shown for Dr. Hindson and Messrs. McAnear and Whitaker represent the portions of their annual bonuses earned based on their individual performance factors in fiscal year 2019. 25% of each of Dr. Hindson’s and Messrs. McAnear and Whitaker’s 2019 target bonus opportunities were tied to individual performance. In 2019, Dr. Saxonov’s bonus payout did not include an individual performance factor and was tied solely to corporate performance as described in footnote 4 below.

(3)

The amounts shown represents the grant date fair value of stock options to purchase shares of our Class A common stock granted to our NEOs in fiscal year 2019, as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair value of the stock options granted to our NEOs in fiscal year 2019, see Note 9 of Notes to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2019. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value upon exercise will approximate the fair value as computed in accordance with FASB ASC Topic 718.

(4)

The 2019 amounts shown for each of Drs. Hindson and Saxonov and Messrs. McAnear and Whitaker represent the portions of their annual bonuses earned based on our achievement of certain corporate performance goals established for fiscal year 2019. Dr. Saxonov’s 2019 bonus payout was tied entirely to corporate performance and 75% of each of Dr. Hindson and Messrs. McAnear and Whitaker’s 2019 target bonus opportunities were tied to corporate performance.

Employment Arrangements with Named Executive Officers

This section contains a description of the material terms of the employment arrangements with our NEOs. Our executive officers, other than Drs. Saxonov and Hindson, signed an offer letter with us, which provides for at-will employment and sets forth other terms of employment, including the initial base salary, target incentive opportunity and the terms of the initial equity grant and in the case of Mr. McAnear, severance protections upon a qualifying termination prior to October 8, 2019. In addition, each of our executive officers executed a form of our standard at-will employment, confidential information, invention assignment and arbitration agreement, which includes a non-solicit of employees covenant during employment and for one year following termination.

Dr. Saxonov

Dr. Saxonov co-founded our company in 2012 and has not been party to an offer letter with us since our inception. In fiscal year 2019, Dr. Saxonov was entitled to an annual base salary of $375,000, which was increased to $400,000 annualized effective April 1, 2019, and was eligible to earn an annual target bonus equal to 40% of his eligible base salary.

Mr. McAnear

Mr. McAnear signed an offer letter with us on August 17, 2018, under which he is entitled to an annual base salary of $310,000, which was increased to $330,000 annualized effective April 1, 2019, and is eligible to earn an annual target bonus equal to 23% of his eligible base salary. Mr. McAnear’s offer letter provides that he is eligible to participate in employee benefit plans that are generally available to other senior executives of our company located in the United States. He was entitled to a lump sum severance payment of $500,000 if he was terminated by us without cause (as defined below) prior to October 8, 2019, subject to his execution and non-revocation of a release of claims against us. Pursuant to Mr. McAnear’s offer letter, “cause” means our good faith determination that Mr. McAnear has (i) committed either a felony or other crime involving moral turpitude or any other act or omission involving theft, dishonesty, disloyalty or fraud; (ii) substantially and repeatedly failed to follow our policies, procedures and guidelines or substantially and repeatedly failed to perform his duties as reasonably directed by us; (iii) committed a breach of fiduciary duty, gross negligence or willful misconduct with respect to us; or (iv) committed any material breach of his offer letter. If Mr. McAnear’s employment would have been terminated other than for cause, but at a time when we had cause to terminate him (or would have cause if we knew all of the relevant facts), his termination was to be treated as a termination for cause.

Dr. Hindson

Dr. Hindson co-founded our company in 2012 and has not been party to an offer letter with us since our inception. In fiscal year 2019, Dr. Hindson was entitled to an annual base salary of $321,000, which was increased to $350,000 annualized effective April 1, 2019, and was eligible to earn an annual target bonus equal to 23% of his eligible base salary.

Mr. Whitaker

Mr. Whitaker signed an offer with us on June 12, 2017, under which he is entitled to an annual base salary of $300,000, which was increased to $319,608 annualized effective March 1, 2018 and to $340,000 annualized effective April 1, 2019, and is eligible to earn a discretionary annual target bonus equal to 16% (increased to 23% effective March 1, 2018) of his eligible base salary. In addition, Mr. Whitaker is eligible to participate in employee benefit plans that are generally available to other senior executives of our company located in the United States.

Other Elements of Compensation

Health benefits

We provide customary employee benefits to eligible employees, including to our NEOs, including medical, dental and vision benefits, short-term and long-term disability insurance, basic and supplemental life insurance and basic and supplemental accidental death and dismemberment insurance.

Retirement benefits

We maintain a defined contribution plan (the “401(k) Plan”) for all full-time United States employees, including our NEOs. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Code. Each participant may contribute between 1% to 100% of such participant’s eligible compensation to the 401(k) Plan subject to annual limitations. For fiscal year 2018 and 2019, we did not make matching contributions to the 401(k) Plan on behalf of our employees, including our NEOs.

Nonqualified deferred compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans.

Perquisites

We generally do not provide perquisites or other personal benefits to our NEOs.

Potential Payments Upon a Change of Control or Termination of Employment

Each of our NEOs is eligible to receive accelerated vesting of their unvested stock options granted under our Amended and Restated 2012 Stock Plan, such that 50% of the then-unvested stock options subject to an award will vest and become exercisable immediately prior to a change of control (as defined in the Amended and Restated 2012 Stock Plan), and 100% of the then-unvested stock options subject to an award will vest and become exercisable if the NEO’s employment is terminated without cause (as defined in the Amended and Restated 2012 Stock Plan) in connection with or following a change of control. For a description of the severance protection provided to Mr. McAnear under his offer letter, see the section titled “—Employment Arrangements with our Named Executive Officers—Mr. McAnear.”

Outstanding Equity Awards as of December 31, 2019

The following table lists the outstanding equity awards held by our NEOs as of December 31, 2019:

			Stock option awards(1)
Name	Grant date		Numbers of securities underlying unexercised stock options exercisable (#)(2)	Numbers of securities underlying unexercised stock options unexercisable (#)(3)	Equity incentive plan awards: number of securities underlying unexercised unearned stock options (#)(4)	Stock option exercise price ($)	Stock option expiration date
Serge Saxonov	11/18/2016	(5)	8,333	33,334	—	1.07	11/18/2026
	10/18/2017	(6)	12,500	131,250	—	1.20	10/18/2027
	10/18/2017	(7)	12,500	100,000	—	1.20	10/18/2027
	10/18/2017	(8)	—	—	150,000	1.20	10/18/2027
	11/2/2018	(9)	10,417	171,875	—	5.04	11/2/2028
	5/10/2019	(10)	6,074	121,489	—	11.48	5/10/2029
Justin J. McAnear	11/2/2018	(11)	600,000	—	—	5.04	11/2/2028
	5/10/2019	(12)	3,333	16,667	—	11.48	5/10/2029
Benjamin J. Hindson	10/27/2015	(13)	450,000	—	—	0.88	10/27/2025
	11/18/2016	(14)	104,166	20,834	—	1.07	11/18/2026
	10/18/2017	(15)	112,500	87,500	—	1.20	10/18/2027
	11/2/2018	(16)	54,687	120,313	—	5.04	11/2/2028
	5/10/2019	(17)	16,666	83,334	—	11.48	5/10/2029
Eric S. Whitaker	7/28/2017	(18)	440,000	—	—	1.20	7/28/2027
	11/2/2018	(19)	62,500	137,500	—	5.04	11/2/2028
	5/10/2019	(20)	14,166	70,834	—	11.48	5/10/2029

(1)

All of the stock options held by each of our NEOs as of December 31, 2019 are eligible to receive accelerated vesting, such that 50% of the then-unvested portion of the stock options will vest and become exercisable immediately prior to a change of control (as defined in our Amended and Restated 2012 Stock Plan), and 100% of the then-unvested portion of the stock options will vest and become exercisable if the NEO’s employment is terminated without cause (as defined in our Amended and Restated 2012 Stock Plan) in connection with or following a change of control.

(2)

The amounts shown represent stock options to purchase shares of our Class A common stock that are (i) early exercisable (meaning that the stock options may be exercised before they vest in exchange for a restricted stock award for shares of our Class A common stock) and have vested or have not yet vested or (ii) not early exercisable and have vested.

(3)	The amounts shown represent stock options to purchase shares of our Class A common stock that are not early exercisable and have not yet vested.
(4)

The amount shown represents a stock option to purchase shares of our Class A common stock that remained subject to both time- and performance-based vesting conditions and had not yet vested as of December 31, 2019, as discussed in footnote 8 below.

(5)

12/48th of the stock option vested on the 12 month anniversary of August 1, 2016, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter over the following three years, subject to Dr. Saxonov’s continued service through each applicable vesting date.

(6)

1/48th of the stock option vested on the one month anniversary of September 1, 2017, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Saxonov’s continued service through each applicable vesting date.

(7)

Because our board of directors determined that our total revenue target of $140 million was achieved for fiscal year 2018, 1/36th of the stock option vested on January 1, 2019, and 1/36th of the stock option vested, and continues to vest, on the same day of each month thereafter, subject to Dr. Saxonov’s continued service through each applicable vesting date.

(8)

1/36th of the stock option was eligible to vest in equal monthly installments beginning on January 1, 2020 if our board of directors determined that that our total revenue target of $230 million is achieved for fiscal year 2019, subject to Dr. Saxonov’s continued service through each applicable vesting date. Following December 31, 2019, our board of directors determined that our total revenue target of $230 million was achieved for fiscal year 2019 and 1/36th of the stock option vested on January 1, 2020, and 1/36th of the stock option vested, and continues to vest, on the same day of each month thereafter, subject to Dr. Saxonov’s continued service through each applicable vesting date.

(9)

1/48th of the stock option vested on the one month anniversary of September 1, 2018, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Saxonov’s continued service through each applicable vesting date.

(10)

1/48th of the stock option vested on the one month anniversary of April 1, 2019, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Saxonov’s continued service through each applicable vesting date.

(11)

12/48th of the early exercisable stock option vested on the 12 month anniversary of October 8, 2018, and 1/48th of the early exercisable stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter over the following three years, subject to Mr. McAnear’s continued service through each applicable vesting date.

(12)

1/48th of the stock option vested on the one month anniversary of April 1, 2019, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Mr. McAnear’s continued service through each applicable vesting date.

(13)	All shares subject to the stock option grant were vested and exercisable as of December 31, 2019.
(14)

12/48th of the stock option vested on the 12 month anniversary of August 1, 2016, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter over the following three years, subject to Dr. Hindson’s continued service through each applicable vesting date.

(15)

1/48th of the stock option vested on the one month anniversary of September 1, 2017, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Hindson’s continued service through each applicable vesting date.

(16)

1/48th of the stock option vested on the one month anniversary of September 1, 2018, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Hindson’s continued service through each applicable vesting date.

(17)

1/48th of the stock option vested on the one month anniversary of April 1, 2019, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Hindson’s continued service through each applicable vesting date.

(18)

12/48th of the early exercisable stock option vested on the 12 month anniversary of July 18, 2017, and 1/48th of the early exercisable stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter over the following three years, subject to Mr. Whitaker’s continued service through each applicable vesting date.

(19)

1/48th of the stock option vested on the one month anniversary of September 1, 2018, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Mr. Whitaker’s continued service through each applicable vesting date.

(20)

1/48th of the stock option vested on the one month anniversary of April 1, 2019, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Mr. Whitaker’s continued service through each applicable vesting date.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation provides that no director would be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders has the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our amended and restated bylaws also provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. Amending this provision would not reduce our indemnification obligations relating to actions taken before an amendment.

Equity Compensation Plan Information

The following table provides information as of December 31, 2019 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column)
Equity compensation plans approved by security holders
Amended and Restated 2012 Stock Plan(1)	15,294,840	$5.01	—
2019 Omnibus Incentive Plan(2)	623,403	$51.17	10,376,597
2019 Employee Stock Purchase Plan(3)	—	—	2,000,000
Equity compensation plans not approved by security holders	—	—	—

TOTAL	15,918,243	$6.82	12,376,597

(1)

Our board of directors adopted, and our stockholders approved, the Amended and Restated 2012 Stock Plan (the “2012 Plan”). As a result of our initial public offering and the adoption of the 2019 Omnibus Incentive Plan (the “2019 Plan”), we no longer grant awards under the 2012 Plan; however, all outstanding options issued pursuant to the 2012 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2019 Plan.

(2)

Our 2019 Plan provides that the number of shares available for issuance under the 2019 Plan will be increased on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the lesser of (i) 5% of the total number of shares of common stock outstanding on the last day of the immediately preceding fiscal year and (ii) such number of shares of our Class A common stock as determined by our board of directors. However, if on January 1 of a calendar year, our board of directors has not either confirmed the 5% increase described in clause (i) or approved a lesser number of shares of our Class A common stock for such calendar year, then our board of directors will be deemed to have waived the automatic increase and no such increase will occur for such calendar year.

(3)

Our 2019 Employee Stock Purchase Plan (the “ESPP”) provides that the number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on the last day of the immediately preceding fiscal year and (ii) such number of shares of our Class A common stock as determined by our board of directors. However, if on January 1 of a calendar year our board of directors has not either confirmed the 1% increase described in clause (i) or approved a lesser number of shares of our Class A common stock for such calendar year, then our board of directors will be deemed to have waived the automatic increase and no such increase will occur for such calendar year.

STOCK OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2020 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our NEOs;

•	each of our directors and nominees for director; and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 54,649,791 shares of our Class A common stock and 43,495,417 shares of our Class B common stock outstanding as of March 31, 2020. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2020, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Each share of our Class B common stock is convertible at any time at the option of the holder into one share of our Class A common stock. Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and holders of our Class B common stock are entitled to ten votes for each share held.

Unless otherwise indicated, the address for each listed stockholder is: c/o 10x Genomics, Inc., 6230 Stoneridge Mall Road, Pleasanton, California 94588. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
	Class A common stock		Class B common stock
Name and address of beneficial owner	Number	Percent	Number	Percent
Named Executive Officers and Directors:
Serge Saxonov(1)	1,098,648	2.0%	3,031,865	7.0%
Benjamin J. Hindson(2)	733,019	1.3%	3,000,000	6.9%
Justin J. McAnear(3)	585,416	1.1%	—	—
Eric S. Whitaker(4)	441,353	*	—	—
John R. Stuelpnagel(5)	585,991	1.1%	2,105,736	4.8%
Sri Kosaraju(6)	130,000	*	—	—
Mathai Mammen(7)	200,000	*	—	—
Kimberly J. Popovits	—	—	—	—
Bryan E. Roberts(8)	8,889	*	—	—
Shehnaaz Suliman(9)	100,000	*	—	—
All executive officers and directors as a group (12 persons)(10)	4,898,689	8.5%	8,137,601	18.7%

	Shares Beneficially Owned
	Class A common stock		Class B common stock
Name and address of beneficial owner	Number	Percent	Number	Percent
5% Stockholders:
Foresite Capital Management and affiliated entities(11)	—	—	9,583,726	22.0%
Venrock and affiliated entities(12)	300,000	*	12,878,247	29.6%
Fidelity and affiliated entities(13)	3,135,078	5.7%	8,584,511	19.7%
Morgan Stanley and affiliated entities(14)	5,018,246	9.2%	—	—
Softbank and affiliated entities(15)	3,836,232	7.0%	—	—
Meritech Capital Partners and affiliated entities(16)	3,660,954	6.7%	—	—

*	Less than 1%.
(1)

Consists of (a) 950,514 shares of Class A common stock, (b) 148,134 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2020, (c) 1,281,865 shares of Class B common stock and (d) 1,750,000 shares of Class B common stock held by Polaris 2018 Irrevocable Trust, Antares 2018 Irrevocable Trust, Arcturus 2018 Irrevocable Trust, FLY 2018 Irrevocable Trust, LY 2018 Irrevocable Trust, MS 2018 Irrevocable Trust and NS 2018 Irrevocable Trust of which Dr. Saxonov is the sole trustee.

(2)

Consists of (a) 3,000,000 shares of Class B common stock, (b) 67,500 shares of Class A common stock and (c) 665,519 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2020.

(3)

Consists of (a) 560,159 shares of Class A common stock issuable pursuant to stock options that may be early exercised at any time (197,659 shares of which vest within 60 days of March 31, 2020) and (b) 19,841 shares of Class A common stock issuable pursuant to additional stock options exercisable within 60 days of March 31, 2020.

(4)

Consists of (a) 85,000 shares of Class A common stock, (b) 250,000 shares of Class A common stock issuable pursuant to stock options that may be early exercised at any time (96,875 shares of which vest within 60 days of March 31, 2020) and (c) 106,353 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2020.

(5)

Consists of (a) 2,105,736 shares of Class B common stock held by the John R. Stuelpnagel Trust of which Dr. Stuelpnagel is the sole trustee and (b) 585,991 shares of Class A common stock (115,625 shares of which were subject to our right of repurchase as of March 31, 2020).

(6)

Consists of (a) 10,833 shares of Class A common stock held by the Kosaraju Family Trust dated June 21, 2014 of which Mr. Kosaraju is trustee and (b) 119,167 shares of Class A common stock issuable pursuant to stock options that may be early exercised at any time (27,083 shares of which vest within 60 days of March 31, 2020).

(7)	Consists of 200,000 shares of Class A common stock issuable pursuant to stock options that may be early exercised at any time (145,833 shares of which vest within 60 days of March 31, 2020).
(8)

Consists of 8,889 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2020. Dr. Roberts does not have voting and dispositive power over the shares held by Venrock and Venrock’s affiliated entities.

(9)	Consists of 100,000 shares of Class A common stock issuable pursuant to stock options that may be early exercised at any time (18,750 shares of which vest within 60 days of March 31, 2020).
(10)

Consists of (a) 1,788,171 shares of Class A common stock beneficially owned by our named executive officers, current directors and other executive officers (115,625 shares of which were subject to our right of repurchase as of March 31, 2020), (b) 3,110,518 shares of Class A common stock subject to outstanding stock options that are exercisable within 60 days of March 31, 2020 by our named executive officers, current directors and other executive officers and (c) 8,137,601 shares of Class B common stock beneficially owned by our named executive officers, current directors and other executive officers.

(11)

Consists of: (a) 3,430,198 shares of Class B common stock owned directly by Foresite Capital Fund I, L.P. (“FCF I”) and (b) 6,153,528 shares of Class B common stock owned directly by Foresite Capital Fund II,

L.P. (“FCF II”). Based solely upon a Schedule 13G filed by FCF I with the SEC on February 13, 2020 (the “Foresite 13G”): Foresite Capital Management I, LLC (“FCM I”), is the general partner of FCF I and may be deemed to have sole voting and dispositive power over shares held by FCF I; Foresite Capital Management II, LLC (“FCM II”) is the general partner of FCF II and may be deemed to have sole voting and dispositive power over shares held by FCF II; James B. Tananbaum (“Mr. Tananbaum”), in his capacity as managing member of FCM I and FCM II, may be deemed to have sole voting and dispositive power over such shares; each of FCM I, FCM II and its members and Mr. Tananbaum disclaim beneficial ownership of any of such shares except to the extent of any pecuniary interest therein; and the address for Mr. Tananbaum and each of the entities identified in this footnote is c/o Foresite Capital Management, 600 Montgomery Street, Suite 4500, San Francisco CA, 94111. The Foresite 13G did not report beneficial ownership of any shares of Class A common stock.
(12)

Consists of: (a) 10,284,332 shares of Class B common stock held by Venrock Associates VI, L.P. (“VA VI”), (b) 807,484 shares of Class B common stock held by Venrock Partners VI, L.P. (“VP VI”), (c) 1,271,045 shares of Class B common stock held by Venrock Healthcare Capital Partners II, L.P. (“VHCP II”) and (d) 515,386 shares of Class B common stock held by VHCP Co-Investment Holdings II, LLC (“VHCP II Co”). Based upon a Schedule 13G filed by VA VI with the SEC on February 14, 2020 (the “Venrock 13G”), as of December 31, 2019: (a) 272,730 shares of Class A common stock were held by Venrock Healthcare Capital Partners III, L.P. (“VHCP-III”) and (b) 27,270 shares of Class A common stock held by VHCP Co-Investment Holdings III, LLC (“VHCP-III Co-Invest”). Pursuant to the Venrock 13G: Venrock Management VI, LLC (“VM VI”), is the sole general partner of VA VI; Venrock Partners Management VI, LLC (“VPM VI”) is the sole general partner of VP VI; VHCP Management II, LLC (“VHCPM II”) is the sole general partner of VHCP II and the sole manager of VHCP II Co; VHCP Management III, LLC (“VHCPM-III”) is the sole general partner of VHCP-III and the sole manager of VHCP-III Co-Invest; VM VI, VPM VI ,VHCPM II and VHCPM-III expressly disclaim beneficial ownership over all shares held by VA VI, VP VI, VHCP II, VHCP II Co, VHCP-III and VHCP-III Co-Invest, except to the extent of their indirect pecuniary interest therein; Dr. Roberts is a member of VM VI and VPMVI and disclaims beneficial ownership over all shares held by VA VI, and VP VI, except to the extent of his indirect pecuniary interests therein; Dr. Bong Koh and Nimish Shah are the voting members of VHCPM II and VHCPM-III and disclaim beneficial ownership over all shares held by VHCP II, VHCP II Co, VHCP-III and VHCP-III Co-Invest, except to the extent of their indirect pecuniary interests therein; and the address of each of the entities and individuals identified in this footnote is c/o Venrock, 3340 Hillview Avenue, Palo Alto, CA 94304.

(13)

Consists of 8,584,511 shares of Class B Common Stock directly owned by investment companies advised by FMR Co., Inc. an indirect wholly-owned subsidiary of FMR LLC. Based upon a Schedule 13G/A filed by FMR LLC with the SEC on February 7, 2020 (the “Fidelity 13G/A”) on behalf of itself and Abigail P. Johnson, Select Health Care Portfolio and Fidelity Growth Company (the “Fidelity Entities”), as of December 31, 2019, the Fidelity Entities beneficially owned 3,135,078 shares of Class A common stock. Pursuant to the Fidelity 13G/A: Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC; Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC; the Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares and, accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC; neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees; FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees; and the address for FMR LLC is 200 Seaport Blvd. V12G, Boston, MA 02210.

(14)

Based upon the Schedule 13G/A filed by Morgan Stanley with the SEC on April 9, 2020, as of March 31, 2020, Morgan Stanley’s ownership consisted of 5,018,246 shares of Class A common stock owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., a wholly-owned subsidiary of Morgan Stanley. The address for each of the entities identified in this footnote is 1585 Broadway, New York, NY 10036.

(15)

Based upon the Schedule 13G filed by Softbank Vision Fund (AIV M2) L.P. (“SVF”) with the SEC on February 14, 2020 (the “Softbank 13G”), as of December 31, 2019, Softbank’s ownership consisted of 3,836,232 shares of Class B common stock held by SVF. Pursuant to the Softbank 13G: SB Investment Advisers (UK) Limited (“SBIA UK”) has been appointed as alternative investment fund manager (“AIFM”) and is exclusively responsible for managing SVF in accordance with the Alternative Investment Fund Managers Directive and is authorized and regulated by the UK Financial Conduct Authority accordingly; as AIFM of SVF, SBIA UK is exclusively responsible for portfolio management and risk management; SBIA UK disclaims beneficial ownership of the shares of Class B common stock owned by SVF except to the extent of its pecuniary interest therein; and the address for SVF is SoftBank Vision Fund (AIV M2) L.P., 251 Little Falls Drive, Wilmington, DE 19808 and for SBIA UK is SB Investment Advisers (UK) Limited, 69 Grosvenor Street, London W1K 3JW, United Kingdom. Subsequent to the filing of the Softbank 13G, the shares of Class B common stock held by SVF were converted into shares of Class A common stock and are reflected as Class A common stock in the table above.

(16)

Based upon the Schedule 13G filed by Meritech Capital Partners V L.P. (“MCP V”) with the SEC on February 14, 2020 (the “Meritech 13G”), as of December 31, 2019, Meritech Capital Partners’ ownership consisted of: (a) 2,984,864 shares of Class B common stock held by MCP V, (b) 103,604 shares of Class A common stock held by Meritech Capital Affiliates V L.P. (“MC AFF V”) and (c) 572,486 shares of Class A common stock held by Meritech Capital Partners V Sidecar L.P. (“MC Sidecar V”). Pursuant to the Meritech 13G: Meritech Capital Associates V L.L.C. is the general partner of each of MCP V, MC AFF V and MCV Sidecar V, and may be deemed to have indirect beneficial ownership of such shares; and the address of each of the entities is Meritech Capital Partners, 245 Lytton Ave, Suite 125, Palo Alto, CA 94301. Subsequent to the filing of the Meritech 13G, the shares of Class B common stock held by MCP V were converted into shares of Class A common stock and are reflected as Class A common stock in the table above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2019 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Amended and Restated Investors’ Rights Agreement

We are party to our Amended and Restated Investors’ Rights Agreement (the “IRA”), dated as of October 18, 2018, which provides, among other things, that certain holders of our capital stock, including Dr. Saxonov, our Chief Executive Officer, Dr. Hindson, our Chief Scientific Officer, the John R. Stuelpnagel Trust and entities affiliated with each of Fidelity, Foresite Capital Management, Meritech Capital Partners, Softbank and Venrock and certain of their transferees, have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Dr. Roberts, a member of our board of directors, is affiliated with Venrock. Dr. Stuelpnagel, the chairman of our board of directors, is trustee of the John R. Stuelpnagel Trust. The registration and associated rights set forth in the IRA will expire no later than September 11, 2021, which is two years following the completion of our initial public offering.

Stock Option Grants to Directors and Executive Officers

We have granted stock options to our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and NEOs in 2019 see the sections titled “Executive Compensation” and “Director Compensation.”

Limitation of Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that no director would be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law. For more information regarding the limitations of liability and indemnification see the section titled “Limitation of Liability and Indemnification.”

Related Party Transaction Policy

We have adopted a formal written policy that applies to our executive officers, directors, holders of more than five percent of any class of our voting securities and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons. Such persons are not permitted to enter into a related-party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections and that represent the Company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the Company’s future compensation decisions, organization and performance. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. The Company’s performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements set forth the Company’s beliefs as of the date that such information was first provided, and the Company assumes no duty to update the forward-looking statements contained in this proxy statement to reflect any change except as required by law.

OTHER MATTERS

Delinquent Section 16(A) Reports

Section 16(a) of the Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to the fiscal year ended December 31, 2019.

Fiscal Year 2019 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2019 are included in our Annual Report on Form 10-K filed with the SEC on February 27, 2020 (File No. 001-39035). This proxy statement and our Annual Report are posted on the Company’s website at https://investors.10xgenomics.com/ in the “Filings and Financials” section of the Investors webpage and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to 10x Genomics, Inc., Attn: Secretary, 6230 Stoneridge Mall Road, Pleasanton, California 94588.

Company Website

We maintain a website at www.10xgenomics.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

PROPOSALS OF STOCKHOLDERS FOR 2021 ANNUAL MEETING

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2021 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 25, 2020. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

10x Genomics, Inc.

Attn: Secretary

6230 Stoneridge Mall Road

Pleasanton, CA 94588

Our amended and restated bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders (including a proposal to be included in our proxy statement). Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (a) pursuant to a notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04 of our amended and restated bylaws, (b) by or at the direction of our board of directors or any authorized committee thereof or (c) by any stockholder of 10x Genomics, Inc. who is entitled to vote at the meeting and who complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of Section 2.03 of our amended and restated bylaws and who was a stockholder of record at the time such notice is delivered to our Secretary. To be timely for our 2021 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 15, 2021; and

•	not later than March 17, 2021.

In the event that we hold our 2021 annual meeting of stockholders more than 30 days before or more than 70 days after June 15, 2021, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements of our amended and restated bylaws or other applicable requirements.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee by providing the information required by our amended and restated bylaws. Any such recommendations should include, among other things outlined in our amended and restated bylaws, the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above.

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Our board of directors does not know of any matter to be brought before the 2020 Annual Meeting other than the matters set forth in the Notice of 2020 Annual Meeting of Stockholders and matters incident to the conduct of the 2020 Annual Meeting. If any other matter should properly come before the 2020 Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment. It is important that your shares of common stock be represented at the 2020 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone, by using the Internet or by mail at your earliest convenience, as instructed on the Notice of Internet Availability of Proxy Materials.

By order of the Board of Directors,

Serge Saxonov

Chief Executive Officer and Director

April 24, 2020

VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 14, 2020 for shares held directly and by 11:59 p.m. Eastern Time on June 10, 2020 for shares held 10X GENOMICS, INC. in a Plan. Have your proxy card in hand when you access the web site and 6230 STONERIDGE MALL ROAD follow the instructions to obtain your records and to create an electronic voting PLEASANTON, CA 94588 instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/TXG2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 14, 2020 for shares held directly and by 11:59 p.m. Eastern Time on June 10, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by mail must be received prior to June 14, 2020 for shares held directly and by June 10, 2020 for shares held in a Plan. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D15059-P40483 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 10X GENOMICS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. The election of the Class I director nominees named in our Proxy Statement to hold office for a three year term expiring at our 2023 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified; Nominees: 01) Serge Saxonov, Ph.D. 02) Benjamin J. Hindson, Ph.D. 03) John R. Stuelpnagel, D.V.M. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for our ! ! ! fiscal year ending December 31, 2020. NOTE: To transact such other business as may properly come before the 2020 Annual Meeting or any adjournment or postponement thereof. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D15060-P40483 10X GENOMICS, INC. Annual Meeting of Stockholders June 15, 2020 1:30 PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Serge Saxonov and Justin J. McAnear, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of 10X GENOMICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 PM, PDT on June 15, 2020, virtually at www.virtualshareholdermeeting.com/TXG2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2020 Annual Meeting or any adjournment or postponement thereof. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side